UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 16, 2007
PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-4311 (Commission file number)	11-1541330 (I.R.S. Employer Identification No.)

2200 Northern Boulevard, East Hills, NY (Address of principal executive offices)	11548 (Zip Code)
(516) 484-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10: FIRST AMENDMENT AND WAIVER TO THE FIVE-YEAR CREDIT AGREEMENT
EX-99: PRESS RELEASE

ITEM 1.01 Entry into a Material Definitive Agreement.
On August 16, 2007, Pall Corporation (the “Company”) and the lenders under its $500 million five-year revolving credit facility entered into an amendment and waiver of the aforementioned credit facility relating to the material understatement of the Company’s U.S. income tax payments and of its provision for income taxes in certain prior periods and its need to restate some or all of its financial statements for the affected periods, as described in the Company’s press releases and related reports on Form 8-K dated July 19 and August 2, 2007. This Item 1.01 is qualified in its entirety by reference to the amendment and waiver, which is attached hereto and incorporated by reference herein as Exhibit 10.
On August 20, 2007, the Company issued a press release with respect to the matter described above, which is attached hereto as Exhibit 99 and incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10	First Amendment and Waiver, dated as of August 16, 2007 to the Five-Year Credit Agreement, dated as of June 21, 2006, among Pall Corporation (the “Company”), the subsidiaries of the Company named on the signature pages thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as facility agent for the Lenders, and J.P. Morgan Europe Limited, as London agent for the Lenders (filed pursuant to Item 1.01).
99	Press Release, dated August 20, 2007 (filed pursuant to Item 1.01).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ FRANCIS MOSCHELLA
August 20, 2007	Francis Moschella
Vice President — Corporate Controller Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

10	First Amendment and Waiver, dated as of August 16, 2007 to the Five-Year Credit Agreement, dated as of June 21, 2006, among Pall Corporation (the “Company”), the subsidiaries of the Company named on the signature pages thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as facility agent for the Lenders, and J.P. Morgan Europe Limited, as London agent for the Lenders (filed pursuant to Item 1.01).

99	Press Release, dated August 20, 2007 (filed pursuant to Item 1.01).

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